FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called this "Amendment") is made as of the 13th day of April, 1995, by and among XCL-Texas, Inc., a Texas corporation ("Borrower"), The Exploration Company of Louisiana, Inc., a Delaware corporation ("Parent"), Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation, as Agent ("Agent") , and lenders as such term is defined in the Original Agreement ("Lenders"),

                         W I T N E S S E T H:

     WHEREAS, Borrower, Parent, Agent and Lenders have entered into that certain Credit Agreement dated as of January 31, 1994) (the "Original Agreement") for the purposes and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

     WHEREAS, Borrower, Parent, Agent and Lenders desire to amend the Original Agreement as expressly set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                         ARTICLE I.

                  Definitions and References

     Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.

     "Amendment" shall mean this First Amendment to Credit
Agreement.

     "Credit Agreement" shall mean the Original Agreement as amended hereby.

                             ARTICLE II.

                    Amendments to Original Agreement

     Section 2.1.  Defined Terms.  The definition of "Commitment
Period" in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

     "Commitment Period" means the period from and including the date of this Amendment until and including December 31, 1995 (or, if earlier, the day on which the Notes first become due and payable in full).

     Section 2.2.  Amendment to Section 2.8.  Section 2.8 of the
Original Agreement is hereby amended in its entirety to read as follows:

          Section 2.8. Regular Payments. Beginning January 1, 1996 and on the first day of each Fiscal Quarter thereafter, Borrower will, in addition to paying any interest then due on the Loans, make a mandatory payment of principal on the Loans in accordance with the following schedule:

     Payment Dates        Aggregate Quarterly Payments
     ----------------     ----------------------------

     January 1, 1996             $2,000,000
     April 1, 1996               $1,625,000
     July 1, 1996                $1,625,000
     October 1, 1996             $1,625,000

     January 1, 1997             $1,625,000
     April 1, 1997               $1,625,000
     July 1, 1997                $1,625,000
     October 1, 1997             $1,625,000

     January 1, 1998             $1,625,000
     April 1, 1998               $1,625,000
     July 1, 1998                $1,625,000
     October 1, 1998             $1,625,000

     January 1, 1999             $1,625,000
     April 1, 1999               $1,125,000
     July 1, 1999                $1,125,000
     October 1, 1999             $1,125,000
     January 1, 2000      full remaining balance


     Section 2.3. Borrowing Base. During the period from the date of this Amendment to the next Determination Date the Borrowing Base shall be $25,200,000.

     Section 2.4. Engineering Reports. Section 5.1(b)(v) of the Original Agreement is hereby modified to provide that the engineering report to be prepared by Netherland, Sewell & Associates, Inc. as of December 31, 1994 and to be delivered by March 31, 1995, shall instead be prepared as of June 30, 1995 and delivered by September 30, 1995. Section 5.1(b)(vi) of the Original Agreement is hereby modified to provide that the engineering report to be prepared by Borrower's in-house engineering staff as of June 30, 1995 and to be delivered by September 30, 1995, shall instead be prepared as of December 31, 1994 and delivered by April 12, 1995. Lender hereby acknowledges that it has received such engineering report by Borrower's in-house engineering staff in a form acceptable to bender. Except as expressly provided above with respect to engineering reports to be delivered in 1995, Section 5.1 of the Original Agreement remains in full force and effect.

     Section 2.5.  Drilling and Recompletions.  The first
sentence of Section 5.1(q) of the Original Agreement is hereby amended to read as follows:

     Borrower will spend at least $7,000,000 after the date hereof, and before March 31, 1995, to drill, complete or recomplete or workover oil or gas wells in the Cox Field or the Mestene Grande Field which constitute Collateral.

     Section 2.6. Additional Permitted Investment. Notwithstanding the restrictions on investments set out in
Section 5.2(g) of the Original Agreement, the Related Persons may collectively invest up to $600,000 in a lubrication oil refining facility for production from the Danang Field, Bohai Bay, China. This investment may be in any form, including the purchase of an interest in the facility or of shares, joint venture interests, or other equity interests in a Chinese entity which will own the facility.

     Section 2.7.  Current Ratio.  The first sentence of Section
5.2(1) of the Original Agreement is hereby amended to read as follows:

     The ratio of Parent's Consolidated current assets to Parent's Consolidated current liabilities:

     (i) will never be less than 1.0 to 1.0 during the period from the date hereof to and including December
     31, 1994;

     (ii) may be at any ratio during the period from and including January 1, 1995 to and including
     September 29, 1995; and

     (iii) will never be less than 1.0 to 1.0 during the period from and after September 30, 1995.

     Section 2.8.  Tangible Net Worth.  The first sentence of
Section 5.2(m) of the Original Agreement is hereby amended to read as follows:

     Parent's Consolidated Tangible Net Worth will never be less than:

     (i)     $80,000,000 at December 31, 1993;

     (ii)    $90,000,000 during the period from and
     including February 15, 1994 to and including December
     31, 1994; and

     (iii)  $80,000,000 during the period from and
     after January 1, 1995.

     Section 2.9.  Cash Flow Coverage.  The first sentence of
Section 5.2(o) of the Original Agreement is hereby amended to read as follows:

     Parent's Consolidated Cash Flow Coverage Ratio:

     (i) will never be less than 1.15 to 1.0 for any period of four consecutive Fiscal Quarters ending on March 31, 1994, June 30, 1994, September 30, 1994 or
     December 31, 1994;

     (ii) may be at any ratio for any period of four consecutive Fiscal Quarters ending on March 31, 1995 or
     June 30, 1995; and

     (iii) will never be less than 1.15 to 1.0 for any period of four consecutive Fiscal Quarters ending on September 30, 1995 or on any date thereafter.


                         ARTICLE III.

                 Conditions of Effectiveness

     Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, Agent shall have received, at Agent's office in New York, New
York:

          (a) a counterpart of this Amendment executed and delivered by Borrower, Parent and each Lender, with each Consent and Agreement attached hereto similarly executed and delivered by the Related Person named therein,


          (b) payment to Agent of a $50,000 amendment fee, and

          (c) an Officer's Certificate of even date herewith, in the form of Exhibit A hereto, duly authorized, executed and delivered by an officer of each of Borrower and Parent.

                              ARTICLE IV.

                     Representations and Warranties

     Section 4.1.  Representations and Warranties of Borrower and
Parent. In order to induce Agent and Lenders to enter into this Amendment, each of Borrower and Parent represents and warrants to Agent and Lenders that:

          (a)     The representations and warranties contained in
     Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower and Parent are duly authorized to execute and deliver this Amendment and each Related Person is duly authorized to perform its obligations under the Credit Agreement. Borrower is and will continue to be duly authorized to borrow monies under the Credit Agreement and each Related Person has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of each Related Person hereunder.

          (c) The execution and delivery by Borrower and Parent of this Amendment, the performance by each Related Person of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles or certificate of incorporation and bylaws of any Related Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Related Person. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower and Parent of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of each of Borrower and Parent, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

                          ARTICLE V.

                        Miscellaneous

     Section 5.1. Ratification of Agreements, The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document. Each of Borrower and Parent hereby ratifies and confirms each Loan Document which it has previously delivered, including without limitation the Security Documents listed on
Schedule 3 to the Original Agreement.

     Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower and Parent herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or any Related Person hereunder or under the Credit Agreement to Agent or any bender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, each of Borrower and Parent under this Amendment and under the Credit Agreement.

     Section 5.3.  Loan Documents.  This Amendment is a Loan
Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     Section 5.4.  Governing Law.  This Amendment shall be
governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5.  Counterparts.  This Amendment may be
separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                              XCL-TEXAS, INC.

                                  /s/ David A. Melman
                              By:__________________________
                              Name: David A. Melman
                              Title: Vice President



                              XCL LTD.

                                   /s/ Pam Shanks
                              By:___________________________
                              Name: Pamela G. Shanks
                              Title: Chief Financial Officer


                              INTERNATIONALE NEDERLANDEN
                              (U.S.) CAPITAL CORPORATION,
                              Agent and Lender

                                  /s/ Trond O. Rokholt
                              By:____________________________
                              Name:     Trond 0. Rokholt
                              Title:     Vice President